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                               PRINTWARE, INC.

                                 EXHIBIT 11
                   STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                              Three months ended       Nine months ended
                               Oct 4,      Sep 28,     Oct 4,     Sep 28,
                                1997        1996        1997       1996
                             _________   _________   _________   _________

PRIMARY EPS:

Weighted average number of
  common shares outstanding   4,888,651   4,800,924   4,864,600   4,023,617

Common share equivalents
  from assumed exercise of
  options and warrants           41,189      47,984     40,618       47,984

                              _________   _________   _________   _________
Total shares                  4,929,840   4,848,908   4,905,218   4,071,601
                              =========   =========   =========   =========

Net income (000's)           $      388  $      405  $    1,343  $    1,200
                              =========   =========   =========   =========
Earnings per share           $      .08  $      .08  $      .27  $      .29
                              =========   =========   =========   =========

FULLY DILUTED:

Weighted average number of
  common shares outstanding   4,888,651   4,800,924   4,864,600   4,023,617

Common share equivalents
  from assumed exercise of
  options and warrants           37,898      52,134      37,898      52,133
                              _________   _________   _________   _________
Total shares                  4,926,549   4,853,058   4,902,498   4,075,750
                              =========   =========   =========   =========

Net income (000's)           $      388  $      405  $    1,343  $    1,200
                              =========   =========   =========   =========
Earnings per share           $      .08  $      .08  $      .27  $      .29
                              =========   =========   =========   =========


Note: Fully diluted net income per share is not reported separately because it is substantially the same as primary net income per share.
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